LANDMARKSM FUNDS

October 25, 1995

VIA EDGAR

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC  20549

                    Rule 24f-2 Notice
                    LANDMARK MULTI-STATE TAX FREE FUNDS (the "Trust") (File No. 2-99977)

Gentlemen:

The following information is filed pursuant to Rule 24f-
2(b)(1) under the Investment Company Act of 1940:

(1) This Notice is filed for the Trust's fiscal year which ended on August 31, 1995;

(2) No Shares of Beneficial Interest (without par value) ("Shares") of Landmark New York Tax Free Reserves, a series of the Trust, had been registered under the Securities Act of 1933, as amended, at the beginning of such fiscal year other than pursuant to Rule 24f-2;

(3) The Trust registered 6,858,326.19 Shares during such fiscal year other than pursuant to Rule 24f-2;

(4)  During such fiscal year the Trust sold 825,094,071.58
     Shares1/; and

(5)  During such fiscal year the Trust sold 818,235,745.39
     Shares in reliance upon registration pursuant to Rule 24f-
     2.

Payment of $21,780.07 was received by the S.E.C. on October
24, 1995 for SEC file no. 2-99977, as specified in Rule 24f-
2(c).  The wire went to the following account:

          Mellon Bank
          Pittsburgh
          SEC Acct #910-8739
          ABA #043-000-261


We also enclose an opinion of Bingham, Dana & Gould, counsel to the Trust, as required by Rule 24f-2(b)(1).

Please call the undersigned at (617) 423-1679 if there are any questions concerning this Notice.

Very truly yours,



Barbara M. O'Dette
Assistant Treasurer

Enclosures

cc:     Messrs. Coolidge
                Joseph
_______________________________

      1/The basis for the calculation of the fee specified in Rule 24f-2(c) was calculated as follows:

The actual aggregate sale price for Shares
    sold pursuant to Rule 24f-2
    during the Trust's fiscal year
    ended August 31, 1995 				$818,235,745.39
less the difference
    between the actual aggregate
    redemption price for Shares
    redeemed during such fiscal year, 	  $755,073,982.55
   and
    the actual aggregate redemption
    price for Shares redeemed during      $0.00
    such fiscal year which were
    previously applied by the Trust
    pursuant to Rule 24e-2(a) 		  		$755,073,982.55

                                             		$ 63,161,762.84